Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Great East Bottles & Drinks (China) Holdings Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

a. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

Date: August 14, 2008	By:	/s/ Stetson Chung
Stetson Chung Chief Executive Officer, acting Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)